Contacts: Patricia Colpitts (Media) colpittsp@dnb.com 512.578.8016	Roger Sachs, CFA (Investors/Analysts) sachsr@dnb.com 973.921.5914

D&B Announces First Quarter 2013 Results and Reaffirms Full Year 2013 Guidance

•      Diluted EPS Before Non-Core Gains and Charges Up 1% From the Prior Year Similar Period; GAAP Diluted EPS Down 2% From the Prior Year Similar Period;

•      Core Revenue Down 1% Both Before and After the Effect of Foreign Exchange;

•      Total Revenue on a GAAP Basis Down 5% Both Before and After the Effect of Foreign Exchange.

Short Hills, NJ - May 2, 2013 - D&B (NYSE: DNB), the world's leading source of commercial information and insight on businesses, today reported results for the first quarter ended March 31, 2013.

“Our first quarter results were in line with expectations and we remain confident in our guidance ranges for the year. Looking ahead, we expect our new products and analytics to create additional value for our customers and position the business for a stronger second half” said Sara Mathew, Chairman and Chief Executive Officer. “Early customer feedback on these new solutions is positive, and our team is focused on flawless execution to drive both customer and shareholder value.”

First Quarter 2013 Results
Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2013 were $1.36, up 1% from $1.35 in the prior year similar period.
On a GAAP basis, diluted earnings per share for the quarter ended March 31, 2013 were $1.29, down 2% from $1.32 in the prior year similar period.

See attached Schedule 5 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the first quarter of 2013 was $381.0 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Effective January 1, 2013, D&B made the following changes to how we manage and report on our business:

Within our Risk Management Solutions business, we no longer report on a traditional, value added and supply management solutions basis across our three geographic markets, as these classifications no longer accurately describe our evolving product set.

In North America, we now manage and report our North America Risk Management Solutions business as DNBi subscription plans, Non-DNBi subscription plans and Project and other risk management solutions. In our Europe & Other and Asia Pacific markets, we will only report on total Risk Management Solutions.

Additionally, across our three geographic markets, we now manage and report our Internet Solutions business as part of our Sales & Marketing Solution set (within North America, as part of our Traditional Sales & Marketing Solution set), as these products have similar performance drivers.

See attached Schedule 3 for additional detail.

Core revenue results for the first quarter of 2013 reflect the following by solution set:

•       Risk Management Solutions revenue of $247.9 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period; and
•       Sales & Marketing Solutions revenue of $133.1 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Total revenue for the first quarter of 2013 was $381.0 million, down 5% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the first quarter of 2012 included the results from businesses that were divested or shut down.

See attached Schedules 3 and 5 for additional detail.

Deferred revenue for the total Company as of March 31, 2013 was $634.2 million, up 1%, as compared to the prior year similar period.

Deferred revenue for North America as of March 31, 2013 was $512.0 million, flat from the prior year similar period, primarily due to the timing of a large customer contract. Adjusting for contract timing, North America deferred revenue was up 1%, as compared to the prior year similar period.

Deferred revenue for total International as of March 31, 2013 was $122.2 million, up 3%, as compared to the prior year similar period.

Operating income before non-core gains and charges for the first quarter of 2013 was $91.8 million, down 13% from the prior year similar period, primarily due to lower total revenue, higher level of investment activity and deployment costs for the new data supply chain.

On a GAAP basis, operating income for the first quarter of 2013 was $87.8 million, up 18% from the prior year similar period, primarily related to impairments related to matters in China during 2012.

See attached Schedule 5 for additional detail.

Net income attributable to D&B before non-core gains and charges for the first quarter of 2013 was $55.7 million, down 15% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the first quarter of 2013 was $52.9 million, down 17% from the prior year similar period.

See attached Schedule 5 for additional detail.

Free cash flow for the first three months of 2013, excluding the impact of legacy tax matters, was $155.9 million, compared with $152.0 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first three months of 2013 was $172.3 million, compared with $167.3 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the first quarter of 2013 under the Company's discretionary repurchase program totaled $115.0 million (approximately 1.4 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $6.0 million (approximately 0.1 million shares).

The Company ended the first quarter of 2013 with $172.8 million of cash and cash equivalents and total gross debt of $1,302.8 million.

First Quarter 2013 Segment Results

North America

Core and total revenue for the first quarter of 2013 was $283.2 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

North America core and total revenue results for the first quarter of 2013 reflect the following:
•       Risk Management Solutions revenue of $166.0 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period; and
•       Sales & Marketing Solutions revenue of $117.2 million, up 2% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 3 and 5 for additional detail.

Operating income for the first quarter of 2013 was $86.0 million, down 16% from the prior year similar period, primarily due to deployment costs for the new data supply chain, higher level of investment activity and lower total revenue, as compared to the prior year similar period.

Asia Pacific

Core revenue for the first quarter of 2013 was $41.4 million, flat both before and after the effect of foreign exchange, as compared to the prior year similar period.

Asia Pacific core revenue results for the first quarter of 2013 reflect the following:

•       Risk Management Solutions revenue of $35.6 million, up 3% before the effect of foreign exchange (up 2% after the effect of foreign exchange), as compared to the prior year similar period; and
•       Sales & Marketing Solutions revenue of $5.8 million, down 12% before the effect of foreign exchange (down 13% after the effect of foreign exchange), as compared to the prior year similar period.

Total revenue for the first quarter of 2013 was $41.4 million, down 31% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the first quarter of 2012 included the results from businesses that were divested or shut down.

See attached Schedules 3 and 5 for additional detail.

Operating income before non-core gains and charges for the first quarter of 2013 was $2.5 million, up 39% from the prior year similar period, primarily due to the positive impact from the restructuring of our Japan operation where we exited the domestic Japanese market and retained the high margin cross border business.

On a GAAP basis, operating income for the first quarter of 2013 was $2.4 million, as compared to an $11.1 million loss during the prior year similar period, primarily due to impairments related to the matters in China in 2012.

See attached Schedule 5 for additional detail.

Europe & Other International Markets

Core and total revenue for the first quarter of 2013 was $56.4 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the first quarter of 2013 reflect the following:

•       Risk Management Solutions revenue of $46.3 million, down 3% both before and after the effect of foreign exchange, as compared to the prior year similar period;
•       Sales & Marketing Solutions revenue of $10.1 million, up 2% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to the prior year similar period.

 See attached Schedules 3 and 5 for additional detail.

Operating income for the first quarter of 2013 was $14.0 million, down 1% from the prior year similar period, primarily related to lower total revenue.

Non-Core Gains and Charges

During the first quarters of 2013 and 2012, the Company recorded:

•   A net pre-tax, non-core charge of $3.9 million in the first quarter of 2013, and a net pre-tax, non-core charge of $25.5 million in the first quarter of 2012; and
•   A net after-tax, non-core charge of $2.8 million in the first quarter of 2013, and a net after-tax, non-core charge of $1.8 million in the first quarter of 2012.

See attached Schedule 5 for additional explanations and detail of these charges.
D&B's restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges, such as legal and other professional expenses associated with the ongoing China investigation, because they do not reflect the Company's underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled "Use of Non-GAAP Financial Measures" below.

Full Year 2013 Guidance

D&B today reaffirmed its financial guidance for the full year 2013:

•       Core revenue growth of 0% to 3%, before the effect of foreign exchange;
•       Operating income decline of 6% to 3%, before non-core gains and charges, including $25 million to $30 million in costs related to the deployment of our new data supply chain;
•       Diluted EPS growth of 8% to 11%, before non-core gains and charges; and
•       Free cash flow of $270 million to $300 million, which excludes the impact of legacy tax matters and any potential regulatory fines associated with our China operations.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges, legacy tax matters, and the Company's ongoing China investigation, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B's results computed in accordance with GAAP.
Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - How We Manage Our Business” in the Company's Annual Report on Form 10-K for the year ending December 31, 2012, filed February 28, 2013 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 5 attached to this press release.

First Quarter 2013 Teleconference

As previously announced, D&B will review its first quarter financial results in a conference call with the investment community on Friday, May 3, 2013, at 8 a.m. ET. Live audio, as well as a replay of the conference call, will be accessible on D&B's Investor Relations Web site at http://investor.dnb.com.

**************

About Dun & Bradstreet® (D&B)
Dun & Bradstreet (NYSE:DNB) is the world's leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence®  for 171 years.  D&B's global commercial database contains more than 225 million business records.  The database is enhanced by D&B's proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides two solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management Solutions™ to mitigate credit and supplier risk, increase cash flow and drive increased profitability, and D&B Sales & Marketing Solutions™ to provide data management capabilities that provide effective and cost efficient marketing solutions and to convert prospects into clients by enabling business professionals to research companies, executives and industries.

Forward-Looking and Cautionary Statements
This press release, including, in particular, the section titled "Full Year 2013 Guidance," contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.
•       We rely significantly on third parties to support critical components of our business model in a continuous and high quality manner, including third-party data providers, strategic third-party members in our D&B Worldwide Network, and third parties with whom we have significant outsourcing arrangements.
•       The effectiveness of our technology investments and our ability to maintain sufficient investment in a technology infrastructure that assists us in achieving our strategic goals.
•       Risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws, and any consequences of the investigations of our China operations.
•       Demand for our products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.
•       Our solutions and brand image are dependent upon the integrity and security of our global database and the continued availability thereof through the internet and by other means, as well as our ability to protect key assets, such as our data centers.
•       Our ability to secure our information technology infrastructure from cyber attack and unauthorized access.
•       Our ability to maintain the integrity of our brand and reputation, which we believe are key assets and competitive advantages.
•       Our ability to renew large contracts, including from various government institutions, the related revenue recognition and the timing thereof, a shift in product mix or a significant decrease in government spending, may impact our results of operations from period-to-period.
•       As a result of the macro-economic challenges currently affecting the global economy, our customers or vendors may experience problems with their earnings, cash flow or both. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may materially, adversely affect our earnings and cash flow. In addition, if economic conditions in the United States, including any possible impact of efforts to balance government deficits, and/or other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business, operating results and/or access to credit markets.
•       Our results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard setting bodies, the implementation or modification of fees or taxes that we must pay to acquire, use and/or redistribute data, and the evolving standards of emerging markets in which we operate. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet, could have a material adverse effect on our business and financial results.
•       Our ability to acquire and successfully integrate other complementary businesses, products and technologies into our existing business, without significant disruption to our existing business or to our financial results.
•       The continued adherence by third-party members of our D&B Worldwide Network, or other third parties who license and sell under the D&B name, to our quality standards, our brand and communication standards, and to the terms and conditions of our commercial services arrangements and the renewal by third-party members of the D&B Worldwide Network of their agreements with D&B.
•       The profitability of our international businesses depends on our ability to identify and execute on various initiatives, such as successfully managing our D&B Worldwide Network, enforcing agreements, collecting receivables and protecting assets in non-U.S. legal systems, complying with the Foreign Corrupt Practices Act and other anti-bribery and anti-corruption laws in all jurisdictions and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets.

•       Our future success requires that we attract and retain qualified personnel, including members of our sales force and technology teams, in regions throughout the world.
•       Our ability to successfully implement our growth strategy requires that we successfully reduce our expense base through our Financial Flexibility initiatives and reallocate certain of the expense-base reductions into initiatives that produce revenue growth.
•       Our ability to fund our obligations under our retirement and post retirement pension plans which are subject to financial market risks.
•       We are involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on our cash flow and profitability.
•       Our ability to repurchase shares is subject to market conditions, including trading volume in our stock, and our ability to repurchase shares in accordance with applicable securities laws.
•       Our projection for free cash flow is dependent upon our ability to generate revenue, our collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which we are involved.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B's operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company's filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC's Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

				Effects of
	Quarter Ended		AFX	Foreign	BFX
	March 31,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2013	2012	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America	$283.2	$285.5	(1)%	0%	(1)%

Asia Pacific	41.4	41.5	0%	0%	0%
Europe and Other International Markets	56.4	57.4	(2)%	0%	(2)%
International	97.8	98.9	(1)%	0%	(1)%

Core Revenue	381.0	384.4	(1)%	0%	(1)%

Divested and Other Business (1)	—	18.4	N/M	N/M	N/M

Total Revenue	$381.0	$402.8	(5)%	0%	(5)%

Operating Income (Loss):

North America	$86.0	$102.5	(16)%

Asia Pacific (2)	2.4	(11.1)	N/M
Europe and Other International Markets	14.0	14.2	(1)%
International	16.4	3.1	N/M

Corporate and Other (3)	(14.6)	(31.2)	53%

Total Operating Income	87.8	74.4	18%

Interest Income	0.2	0.1	60%
Interest Expense	(9.9)	(9.1)	(9)%
Other Income (Expense) - Net (4)	(1.2)	6.6	N/M

Non-Operating Income (Expense) - Net	(10.9)	(2.4)	N/M

Income Before Provision for Income Taxes	76.9	72.0	7%

Less: Provision for Income Taxes	23.8	8.3	N/M
Equity in Net Income (Loss) of Affiliates	0.5	0.4	16%

Net Income	53.6	64.1	(17)%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (5)	(0.7)	(0.7)	1%

Net Income Attributable to D&B (6)	52.9	63.4	(17)%

Less: Allocation to Participating Securities	—	—	N/M

Net Income Attributable to D&B Common Shareholders	$52.9	$63.4	(17)%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.30	$1.33	(2)%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (7)	$1.29	$1.32	(2)%

Weighted Average Number of Shares Outstanding:
Basic	40.6	47.7	15%
Diluted	40.9	48.1	15%

Operating Margins (Calculated on Total Revenue)

North America	30.4%	35.9%
Asia Pacific	5.8%	(18.4)%
Europe and Other International Markets	24.9%	24.7%
International	16.8%	2.7%
Total Company	23.0%	18.5%

Effective Tax Rate	31.0%	11.5%
AFX - After Effects of Foreign Exchange BFX - Before Effects of Foreign Exchange N/M - Not Meaningful
See Schedule 5 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

				Effects of
	Quarter Ended		AFX	Foreign	BFX
	March 31,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2013	2012	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:
North America	$283.2	$285.5	(1)%	0%	(1)%

Asia Pacific	41.4	41.5	0%	0%	0%
Europe and Other International Markets	56.4	57.4	(2)%	0%	(2)%
International	97.8	98.9	(1)%	0%	(1)%

Core Revenue	381.0	384.4	(1)%	0%	(1)%

Divested and Other Business (1)	—	18.4	N/M	N/M	N/M

Total Revenue	$381.0	$402.8	(5)%	0%	(5)%

Operating Income (Loss):

North America	$86.0	$102.5	(16)%

Asia Pacific (2)	2.5	1.8	39%
Europe and Other International Markets	14.0	14.2	(1)%
International	16.5	16.0	4%

Corporate and Other (3)	(10.7)	(12.5)	14%

Total Operating Income	91.8	106.0	(13)%

Interest Income	0.2	0.1	60%
Interest Expense	(9.9)	(9.1)	(9)%
Other Income (Expense) - Net (4)	(1.3)	0.5	N/M

Non-Operating Income (Expense) - Net	(11.0)	(8.5)	(29)%

Income Before Provision for Income Taxes	80.8	97.5	(17)%

Less: Provision for Income Taxes	24.9	32.1	22%
Equity in Net Income (Loss) of Affiliates	0.5	0.4	16%

Net Income	56.4	65.8	(14)%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (5)	(0.7)	(0.6)	(20)%

Net Income Attributable to D&B (6)	55.7	65.2	(15)%

Less: Allocation to Participating Securities	—	—	N/M

Net Income Attributable to D&B Common Shareholders	55.7	65.2	(15)%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.37	$1.37	0%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (7)	$1.36	$1.35	1%

Weighted Average Number of Shares Outstanding:
Basic	40.6	47.7	15%
Diluted	40.9	48.1	15%

Operating Margins (Calculated on Total Revenue)

North America	30.4%	35.9%
Asia Pacific	6.1%	3.0%
Europe and Other International Markets	24.9%	24.7%
International	17.0%	13.6%
Total Company	24.1%	26.3%

Effective Tax Rate	30.8%	32.9%

AFX - After Effects of Foreign Exchange BFX - Before Effects of Foreign Exchange N/M - Not Meaningful
See Schedule 5 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Supplemental Revenue Detail (unaudited)

	Quarter Ended			Effects of
	March 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change
Amounts in millions	2013	2012	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$166.0	$170.2	(2)%	0%	(2)%
Sales & Marketing Solutions	117.2	115.3	2%	0%	2%

Subtotal Core Revenue	283.2	285.5	(1)%	0%	(1)%

Divested and Other Business[1]	—	—	N/M	N/M	N/M

Total North America Revenue	283.2	285.5	(1)%	0%	(1)%

Asia Pacific:
Risk Management Solutions	$35.6	$34.8	2%	(1)%	3%
Sales & Marketing Solutions	5.8	6.7	(13)%	(1)%	(12)%

Subtotal Core Revenue	41.4	41.5	0%	0%	0%

Divested and Other Business[1]	—	18.4	N/M	N/M	N/M

Total Asia Pacific Revenue	41.4	59.9	(31)%	0%	(31)%

Europe and Other International Markets:
Risk Management Solutions	$46.3	$47.7	(3)%	0%	(3)%
Sales & Marketing Solutions	10.1	9.7	3%	1%	2%

Subtotal Core Revenue	56.4	57.4	(2)%	0%	(2)%

Divested and Other Business[1]	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	56.4	57.4	(2)%	0%	(2)%

International
Risk Management Solutions	$81.9	$82.5	(1)%	0%	(1)%
Sales & Marketing Solutions	15.9	16.4	(4)%	0%	(4)%

Subtotal Core Revenue	97.8	98.9	(1)%	0%	(1)%

Divested and Other Business[1]	—	18.4	N/M	N/M	N/M

Total International Revenue	97.8	117.3	(17)%	0%	(17)%

Total Corporation:
Risk Management Solutions	$247.9	$252.7	(2)%	0%	(2)%
Sales & Marketing Solutions	133.1	131.7	1%	0%	1%

Subtotal Core Revenue	381.0	384.4	(1)%	0%	(1)%

Divested and Other Business[1]	—	18.4	N/M	N/M	N/M

Total Corporation Revenue	$381.0	$402.8	(5)%	0%	(5)%

Amounts in millions

North America Risk Management Solutions (Core)
DNBi Subscription Plans[2]	$106.5	$107.7	(1)%	0%	(1)%
Non-DNBi Subscription Plans[3]	14.1	15.7	(10)%	0%	(10)%

Total RMS Subscription Plans	120.6	123.4	(2)%	0%	(2)%
Projects and Other Risk Management Solutions[4]	45.4	46.8	(3)%	0%	(3)%

Total North America Risk Management Solutions (Core)	$166.0	$170.2	(2)%	0%	(2)%

North America Sales & Marketing Solutions (Core)
Traditional[5]	$46.3	$51.5	(10)%	0%	(10)%
VAPS	70.9	63.8	11%	0%	11%

Total North America Sales & Marketing Solutions (Core)	$117.2	$115.3	2%	0%	2%

The Dun & Bradstreet Corporation	Schedule 3
Supplemental Revenue Detail (unaudited)

	Quarter Ended
Amounts in millions	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010

North America Risk Management Solutions (Core)
DNBi Subscription Plans[2]	$106.5	$106.7	$107.3	$106.7	$107.7	$108.3	$110.0	$107.6	$107.4	$107.0
Non-DNBi Subscription Plans[3]	14.1	14.8	14.1	14.6	15.7	17.0	17.0	20.0	20.3	19.5

Total RMS Subscription Plans	120.6	121.5	121.4	121.3	123.4	125.3	127.0	127.6	127.7	126.5
Projects and Other Risk Management Solutions[4]	45.4	60.6	57.4	48.2	46.8	64.6	56.5	50.1	50.9	62.0

Total North America Risk Management Solutions (Core)	$166.0	$182.1	$178.8	$169.5	$170.2	$189.9	$183.5	$177.7	$178.6	$188.5

North America Sales & Marketing Solutions (Core)
Traditional[5]	$46.3	$63.7	$54.7	$44.7	$51.5	$67.2	$56.6	$49.6	$51.6	$63.9
VAPS	70.9	107.0	74.8	64.8	63.8	101.8	64.6	58.7	58.3	95.1

Total North America Sales & Marketing Solutions (Core)	$117.2	$170.7	$129.5	$109.5	$115.3	$169.0	$121.2	$108.3	$109.9	$159.0
Notes:

		Quarter Ended
		March 31,

		2013	2012
1	Divested and Other Business:
	North America:
	Risk Management Solutions	$—	$—
	Sales & Marketing Solutions	—	—
	Total Divested and Other Business	$—	$—
	Asia Pacific:
	Risk Management Solutions	$—	$9.0
	Sales & Marketing Solutions	—	9.4
	Total Divested and Other Business	$—	$18.4
	Europe and Other International Markets:
	Risk Management Solutions	$—	$—
	Sales & Marketing Solutions	—	—
	Total Divested and Other Business	$—	$—
	Total Corporation:
	Risk Management Solutions	$—	$9.0
	Sales & Marketing Solutions	—	9.4
	Total Divested and Other Business	$—	$18.4

2
DNBi subscription plans - interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis. DNBi subscription plans are contracts that allow customers unlimited use. In these instances, we recognize revenue ratably over the term of the contract.

3
Non-DNBi subscription plans - subscription contracts which provide increased access to our risk management reports and data to help customers increase their profitability while mitigating their risk. The non-DNBi subscription plans allow customers unlimited use. In these instances, we recognize revenue ratably over the term of the contract.

4
Projects and other risk management solutions - all other revenue streams. This includes, for example, our Business Information Report, our Comprehensive Report, our International Report, and D&B Direct.

5	Sales & Marketing Solutions traditional - includes the former Internet Solutions.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental Financial Data (unaudited)

	Quarter Ended
	March 31,		AFX
			% Change
Amounts in millions	2013	2012	Fav/(Unfav)
Operating Costs - GAAP Results:
Operating Expenses	$126.2	$144.6	13%
Selling and Administrative Expenses	146.4	154.5	5%
Depreciation and Amortization	18.3	20.2	9%
Restructuring Expense	2.3	9.1	74%

Total Operating Costs - GAAP Results	$293.2	$328.4	11%

Capital Expenditures - GAAP Results	$3.0	$0.5	N/M

Additions to Computer Software & Other Intangibles -
GAAP Results	$13.4	$14.8	9%

Operating Costs - Before Non-Core Gains and Charges:
Operating Expenses	$126.1	$130.9	4%
Selling and Administrative Expenses	144.8	146.1	1%
Depreciation and Amortization	18.3	19.8	8%
Restructuring Expense	—	—	N/M

Total Operating Costs - Before Non-Core Gains and Charges	$289.2	$296.8	3%

	Quarter Ended
	March 31,

Amounts in millions	2013	2012

Operating Expenses - GAAP	$126.2	$144.6
MaxCV	—	(9.6)
Impairments Related to Matters in China	—	(4.1)
Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(0.1)	—

Operating Expenses - Before Non-Core Gains and (Charges)	$126.1	$130.9

Selling and Admin - GAAP	$146.4	$154.5
MaxCV	—	1.6
Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(1.6)	(1.2)
Impairments Related to Matters in China	—	(8.8)

Selling and Admin - Before Non-Core Gains and (Charges)	$144.8	$146.1

Depreciation and Amortization - GAAP	$18.3	$20.2
MaxCV	—	(0.4)

Depreciation and Amortization - Before Non-Core Gains and (Charges)	$18.3	$19.8

Restructuring - GAAP	$2.3	$9.1
Restructuring	(2.3)	(9.1)

Restructuring - Before Non-Core Gains and (Charges)	$—	$—

The Dun & Bradstreet Corporation	Schedule 4
Supplemental Financial Data (unaudited)

	Quarter Ended

Amounts in millions	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

Net Debt Position:
Cash and Cash Equivalents	$172.8	$149.1	$137.0	$118.6	$117.7	$84.4
Short-Term Debt	(0.1)	(0.2)	(400.2)	(400.6)	(1.0)	(1.1)
Long-Term Debt	(1,302.7)	(1,290.7)	(623.9)	(613.0)	(841.8)	(963.9)

Net Debt	$(1,130.0)	$(1,141.8)	$(887.1)	$(895.0)	$(725.1)	$(880.6)

	Year-To-Date

Amounts in millions	Mar 31, 2013	Mar 31, 2012	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities	$172.3	$167.3	3%
Less:
Capital Expenditures (GAAP Results)	3.0	0.5	N/M
Additions to Computer Software & Other Intangibles	13.4	14.8	9%

Free Cash Flow	$155.9	$152.0	3%
Legacy Tax Matters (Refund) Payment	—	—	N/M
Free Cash Flow Excluding Legacy Tax Matters	$155.9	$152.0	3%

	Year-To-Date

Amounts in millions	Mar 31, 2013	Mar 31, 2012	% Change Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$172.3	$167.3	3%
Legacy Tax Matters (Refund) Payment	—	—	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$172.3	$167.3	3%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles Divested and Other Business included in Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
	Amounts in millions	2013	2012
	Divested and Other Business:
	Domestic Portion of Japan Operations	$—	$12.7
	Roadway China	—	5.4
	India Research and Advisory Services	—	0.3
	Total Divested and Other Business	$—	$18.4

(2)	The following table reconciles Asia Pacific Operating Income included in Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
	Amounts in millions	2013	2012
	Asia Pacific Operating Income - GAAP Results (Schedule 1)	$2.4	$(11.1)
	Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(0.1)	—
	Impairments Related to Matters in China	—	(12.9)
	Asia Pacific Operating Income - Before Non-Core Gains and (Charges) (Schedule 2)	$2.5	$1.8

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
	Amounts in millions	2013	2012
	Corporate and Other - GAAP Results (Schedule 1)	$(14.6)	$(31.2)
	Restructuring Charges	(2.3)	(9.1)
	MaxCV	—	(8.4)
	Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(1.6)	(1.2)
	Corporate and Other - Before Non-Core Gains and (Charges) (Schedule 2)	$(10.7)	$(12.5)

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
	Amounts in millions	2013	2012
	Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(1.2)	$6.6
	Effect of Legacy Tax Matters	0.1	0.1
	Gain (Loss) on Sale of Businesses	—	6.0
	Other Income (Expense)-Net - Before Non-Core Gains and (Charges) (Schedule 2)	$(1.3)	$0.5

Total Pre-Tax Impacts:
(Summarizes the Effects on Operating Income and Other Income (Expense) - Net)
	Quarter Ended
	March 31,
Amounts in millions	2013	2012
Restructuring Charges	$(2.3)	$(9.1)
MaxCV	—	(8.4)
Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(1.7)	(1.2)
Impairments Related to Matters in China	—	(12.9)
Effect of Legacy Tax Matters	0.1	0.1
Gain (Loss) on Sale of Businesses	—	6.0
Total Pre-Tax Impacts	$(3.9)	$(25.5)

The Dun & Bradstreet Corporation	Schedule 5
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Net Income (Loss) Attributable to the Noncontrolling Interest Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
	Amounts in millions	2013	2012

	Net Income (Loss) Attributable to the Noncontrolling Interest - GAAP Results (Schedule 1)	$(0.7)	$(0.7)
	Minority Share of Gain on Sale of Business	—	(0.9)
	Impairments Related to Matters in China	—	0.8

	Net Income (Loss) Attributable to the Noncontrolling Interest - Before Non-Core Gains and (Charges) (Schedule 2)	$(0.7)	$(0.6)

(6)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
	Amounts in millions	2013	2012

	Net Income Attributable to D&B - GAAP Results (Schedule 1)	$52.9	$63.4

	Restructuring Charges	(1.7)	(5.7)
	MaxCV	—	(6.1)
	Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(1.1)	(0.7)
	Impairments Related to Matters in China	—	(12.1)
	Gain (Loss) on Sale of Businesses	—	8.8
	Minority Share of Gain on Sale of Business	—	(0.9)
	Tax Benefit on a Loss on the Tax Basis of a Legal Entity	—	14.9

	After-Tax Impact	(2.8)	(1.8)

	Net Income Attributable to D&B - Before Non-Core Gains and (Charges) (Schedule 2)	$55.7	$65.2

(7)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:
		Quarter Ended
		March 31,
		2013	2012

	Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.29	$1.32

	Restructuring Charges	(0.04)	(0.12)
	MaxCV	—	(0.13)
	Legal and Other Professional Fees and Local Shut-Down Costs Related to Matters In China	(0.03)	(0.01)
	Impairments Related to Matters in China	—	(0.24)
	Minority Share of Gain on Sale of Business	—	(0.02)
	Gain (Loss) on Sale of Businesses	—	0.18
	Tax Benefit on a Loss on the Tax Basis of a Legal Entity	—	0.31

	Diluted EPS Attributable to D&B - Before Non-Core Gains and (Charges) (Schedule 2)	$1.36	$1.35

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*Total revenue excluding the revenue of divested and shut-down businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”

*Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”

* Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.